EXHIBIT 11.1
                                                       (Page 1 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                               Sept. 30,        Oct 1,
                                                  1995           1994
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,844,777    16,609,857

Less average common and special common shares
 held in the Treasury                           (4,366,666)   (4,066,602)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,478,111    12,543,255

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           100,658       187,141
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,578,769    12,730,396
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,478,111    12,543,255

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   103,421       220,518

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures                 ---       295,594
                                                ----------    ----------
                                                12,581,532    13,059,367
                                                ==========    ==========


NOTE:   Earnings per share calculations for 1994 include the  effect  of convertible debentures (and the reduction in related expense).



EXHIBIT 11.1
                                                       (Page 2 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Nine Months Ended
                                              --------------------------
                                               Sept. 30,       Oct. 1,
                                                  1995           1994
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,893,214    16,609,072

Less average common and special common shares
 held in the Treasury                           (4,366,666)   (4,066,602)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,526,548    12,542,470

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           136,733       154,498
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,663,281    12,696,968
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,526,548    12,542,470

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   137,654       168,606

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures                 ---       500,527
                                                ----------    ----------
                                                12,664,202    13,211,603
                                                ==========    ==========


Note:      Earnings  (loss) per share calculations  for  1994  include  the effect of convertible debentures (and the reduction in related expense).